UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 4, 2014

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

Magellan Health Services, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment of Articles of Incorporation or By-Laws.

Magellan Health Services, Inc. (the “Company”) has changed its name to Magellan Health, Inc. The change in name was accomplished pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary of the Company with and into the Company, with the Company remaining as the surviving corporation in the merger.  The Company amended Article FIRST of the Company’s Amended and Restated Certificate of Incorporation to change its corporate name to Magellan Health, Inc. pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on June 4, 2014.  A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1 and incorporated herein by reference.  The merger was effective on June 4, 2014.

Also on June 4, 2014, the Bylaws of the Company were amended and restated to reflect the name change to Magellan Health, Inc.  A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

The merger and resulting name change do not affect the Company’s trading symbol, its CUSIP, nor the rights of its security holders, creditors, customers or suppliers.  Other than the name change, the Company did not make any changes to its Certificate of Incorporation or Bylaws.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description
3.1	Certificate of Ownership and Merger dated June 4, 2014
3.2	Bylaws of the Company as amended and restated on June 4, 2014.
99.1	Registrant’s press release dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: June 4, 2014	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer